UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 27, 2005
InPlay Technologies, Inc.
(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	001-15069 (Commission File Number)	88-0308867 (I.R.S. Employer Identification No.)

234 South Extension Road Mesa, Arizona (Address of principal executive offices)	85210 (Zip Code)
Registrant’s telephone number, including area code (480) 586-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
Exhibit 10.19
Exhibit 10.20
Exhibit 10.21
Exhibit 10.22
Exhibit 99.1

Item 1.01 Entry into a Material Definitive Agreement.
     Reference is made to various agreements entered into by InPlay Technologies, Inc. (the “Company”) and further described under Item 3.02 of this Current Report on Form 8-K. The disclosure contained in Item 3.02 is hereby incorporated by reference into this Item 1.01, and such agreements have been filed as exhibits to this Report.
Item 3.02 Unregistered Sales of Equity Securities
     On December 27, 2005, the Company entered into a Securities Purchase Agreement with institutional investors whereby the Company issued 1,272,728 shares of its common stock at $2.75 per share and five-year warrants to purchase 381,818 shares of its common stock at an exercise price of $3.44 per share.
     Roth Capital Partners, LLC served as placement agent in the private placement, for which it received commissions of $280,000 and five-year placement agent warrants to purchase 127,273 shares of the Company’s common stock at an exercise price of $4.22 per share. The placement agent will receive 4% of the gross exercise price of the warrants when and if exercised.
     The Company agreed to register for resale the shares of common stock purchased under the agreement and the shares of common stock issuable upon exercise of the warrants and the agent warrants.
     The Company received net proceeds from the offering of approximately $3.2 million, after deducting placement agent fees and other offering expenses. The Company plans to use the net proceeds from the private offering for working capital for its FinePoint business, which produces digital computing pen solutions for tablet PCs and computer peripherals, as well as for general corporate purposes.
     In the event the closing price of the Company’s common stock equals or exceeds $5.50 per share for a period of 60 consecutive trading days, the Company may redeem the warrants issued to the investors for $0.01 upon notice to the warrantholders.
     The Company issued the securities described above to the investors and the placement agent in reliance upon Section 4(2) of the Securities Act of 1933 as a transaction by an issuer not involving a public offering. Each of the share certificates and warrants issued in the transaction bears a restrictive legend permitting the transfer thereof only in compliance with applicable securities laws. The investors in the private placement represented to the Company their intention to acquire the securities for investment purposes only and not with a view to or for sale in connection with any distribution thereof. All investors had adequate access, through reports filed by the Company with the SEC or through other access to information provided by the Company, to information about the Company.
     The Company issued a press release on December 27, 2005 announcing the transactions covered by the Securities Purchase Agreement. A copy of the release is attached as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.
(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit
Number	Description

10.19	Securities Purchase Agreement, dated December 27, 2005, among InPlay Technologies, Inc. and the investor parties thereto.

10.20	Registration Rights Agreement, dated December 27, 2005, among InPlay Technologies, Inc. and the investor parties thereto.

10.21	Form of Investor Warrant, dated December 27, 2005, issued by InPlay Technologies, Inc. to the investors in connection with the December 2005 private offering.

10.22	Form of Agent Warrant, dated December 27, 2005, issued by InPlay Technologies, Inc. to the placement agent in connection with the December 2005 private offering.

99.1	Press Release, issued December 27, 2005, entitled “InPlay Technologies Completes $3.5 Million Private Placement.”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INPLAY TECHNOLOGIES, INC.
Date: December 28, 2005	By:	/s/ Robert J. Brilon
Robert J. Brilon
President, Chief Executive Officer, Chief Financial Officer, Secretary, and Treasurer (Principal Executive, Financial, and Accounting Officer)

EXHIBIT INDEX

Exhibit
Number	Description

10.19	Securities Purchase Agreement, dated December 27, 2005, among InPlay Technologies, Inc. and the investor parties thereto.

10.20	Registration Rights Agreement, dated December 27, 2005, among InPlay Technologies, Inc. and the investor parties thereto.

10.21	Form of Investor Warrant, dated December 27, 2005, issued by InPlay Technologies, Inc. to the investors in connection with the December 2005 private offering.

10.22	Form of Agent Warrant, dated December 27, 2005, issued by InPlay Technologies, Inc. to the placement agent in connection with the December 2005 private offering.

99.1	Press Release, issued December 27, 2005, entitled “InPlay Technologies Completes $3.5 Million Private Placement.”